STATEMENT OF WORK (SOW)

Project:iWallet Slim 2025 Product Development

Date:June 6, 2025

Client:iWallet, Inc.

732 S. 6th Street, Suite R, Las Vegas, NV 89101

This Statement of Work is entered into between Trafton Manufacturing Group (“Trafton”) and iWallet, Inc. (“iWallet”), collectively referred to as the “Parties.”

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1.Project Overview

This SOW outlines the development, prototyping, product design and refinement of the streamlined 2025 version of the iWallet device, hereby deemed iWallet Slim 2025, based on updated functional and mechanical specifications provided by iWallet CEO, Steve Cabouli.

The 2025 version will improve on previous iterations in form factor, security, performance, manufacturability, and consumer appeal.

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2.Project Scope

2.1.Objectives:

●iWallet Slim will be redesigned into a thinner, more compact form factor, as defined and mutually agreed upon in the Product Requirements Document (PRD) provided by iWallet leadership.

●Integrate wireless charging in place of USB-C

●Update mechanical design for streamlined pocket carry

●Modify internal component layout for optimized manufacturability

●Maintain core biometric functionality (fingerprint sensor activation)

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Trafton Manufacturing Group

2.2.Deliverables:

Trafton will provide the following deliverables:

Industrial Design (ID)	Master model based on Product Requirements Document (PRD) developed with iWallet Leadership team
Mechanical Design	Mechanical design developed in SolidWorks and reviewed at a regular cadence with iWallet Leadership team
Electrical Design	Electrical design, schematic diagrams and PCB layout in Altium or equivalent formats
Technical Drawings and Renderings	2D drawing package for manufacturing and detailed product renderings for marketing materials
BOM & COGS Estimates	Updated bill of materials and target unit cost breakdown
Prototypes	Functional prototypes for tactile and interface testing, provided upon initial design release and subsequent revisions or product development milestones
Platform Revision	Update designs for iClutch and iPassport to integrate the new, smaller electronic components from iWallet 2025

3.Project Timeline

Phase	Activities	Duration
Phase 1 - Concept	Requirements review (PRD), preliminary design	2 weeks
Phase 2 - Design	P1 prototype design, CAD, and PCB layout	4 weeks
Phase 3 - Validation	Prototype fabrication and testing	4 weeks
Phase 4 - Revision	Revision based on feedback from P1	4 weeks
Phase 5 - Production	Final design lock and release for manufacturing	4 weeks
Phase 6 - Platform Revision	Update designs for iClutch and iPassport	2 weeks

Estimated Total Duration:  20 weeks from SOW approval to production ramp. Much of this work will happen in parallel, not sequentially.

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Trafton Manufacturing Group

4.Fees & Payment Terms

4.1Fees and Standard Payment Terms

The estimated cost for the iWallet 2025 Product Design Project is $129,900.

In order to expedite SOW and minimize costs, this does not include the cost of prototypes, which will be quoted separately at design lock and release for fabrication.

Consulting Services will be invoiced monthly in accordance with the following Payment Terms:

1.Invoicing will begin on 6/15/2025 and continue for 6 months to 12/15/2025. The estimated cost will be divided evenly, for example: $129,900 / 7 months = $18,557.14 per month.

2.Invoices will also include a separate line item for monthly payments on the outstanding balance of $37,104.00 as agreed in the separate PRODUCT DEVELOPMENT & CONSULTING AGREEMENT entered into on June 5, 2025. For example: $37,104.00 / 7 months = $5,300.57 per month.

3.Trafton understands that iWallet is in a funding round for this project. Therefore Trafton has agreed to the following offer of Equity in Lieu of Payment.

4.2iWallet, Inc. Equity in Lieu of Payment

1.Monthly Invoicing and Stock Compensation: Trafton will invoice iWallet at the end of each month for work performed under the Statement of Work (SOW). Within five (5) business days of receiving each invoice, iWallet will issue common shares to Trafton at a ratio of 2:1 to the face value of the invoice. This confirms Trafton's agreement to accept iWallet common stock in lieu of cash payment for services rendered on the SOW.

2.Payment Timeframe: It is understood that there will be no specific timeframe for iWallet to make cash payments for these outstanding invoices, as this arrangement is designed to support iWallet's capital-raising efforts.

3.Share Buy-Back Option (Key Point): iWallet shall have the option, at any time, to repurchase the common shares it has issued to Trafton for services rendered under the iWallet SOW. The repurchase price for such shares will be based on the original face value of the corresponding outstanding invoice for which the shares were issued, plus any interest accrued at an annual rate of 12%.

4.Example: If, by the fourth month, Trafton is owed $40,000 for SOW work and iWallet has issued common stock valued at $80,000 (at the 2:1 ratio) for those services, iWallet has the option to buy back those specific shares from Trafton for the $40,000 original face value of the outstanding invoice plus 12% accrued annual interest to the date of repurchase.

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Trafton Manufacturing Group

5.Client Responsibilities

●Provide timely and complete product specifications (final approval provided by Steve)

●Participate in weekly check-in meetings

●Provide feedback within 3 business days on submitted designs and prototypes

●Confirm approval for design freeze and prototyping

6.Change Management

Any requested changes in scope, timeline, or deliverables after this SOW is executed shall be documented in a written Change Order and agreed upon by both parties prior to execution.

7.Noncircumvention

Consultant agrees that during the term of this Agreement and for a period of two years thereafter, it shall not directly or indirectly circumvent iWallet Inc. in any transaction, partnership, or business opportunity involving third parties introduced or made known to Consultant by iWallet, including but not limited to manufacturers, suppliers, investors, or strategic partners.

Consultant shall not initiate contact with such third parties for purposes competitive with or related to the business of iWallet without prior written consent.

8.Final Deliverables Transfer

Upon completion of the project and full payment of all fees (whether satisfied by cash, shares, or a combination thereof), Consultant agrees to deliver to iWallet Inc. all final work product and associated files including but not limited to CAD files, Gerber files, source code, schematics, and any supporting technical documentation. iWallet Inc. shall retain full ownership and unrestricted access to these materials for internal use, manufacturing, and regulatory compliance purposes.

Signature Page Follows

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Trafton Manufacturing Group

9.Approvals

By signing below, the parties confirm their agreement to the terms and scope of this SOW.

TRAFTON MANUFACTURING GROUP	iWALLET, INC.

By: /s/ David Heeg	By: /s/ Steve Cabouli
Name: David Heeg	Name: Steve Cabouli
Title: CEO	Title: CEO
Date: 06/06/2025	Date: 06/11/2025

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